NOTE


                                                                    July 7, 1998


      FOR VALUE RECEIVED, SMK GROUP LLC, a Delaware limited liability company (the "Maker"), promises to pay to the order of THERMOTREX CORPORATION, a Delaware corporation ("Payee"), at its address at 10455 Pacific Center Court, San Diego, CA 92121-4339, or at such other place as Payee may from time to time designate in writing, the principal sum of THREE MILLION DOLLARS ($3,000,000) or such lesser amount as shall be shown on the records of Payee as the unpaid principal balance of this Note, together with interest thereon at the rate set forth hereinbelow, all on the dates set forth hereinbelow and all in lawful money of the United States of America, and in accordance with the other terms and conditions described below.

        1.    Payment.

             (a) Interest. Maker promises to pay interest on the unpaid principal balance of this Note at an annual rate equal to the Applicable Federal Rate (as defined in regulations to the Internal Revenue Code of 1986, as amended) on the date the principal sum due hereunder is disbursed to Maker by Payee. Accrued interest shall be payable quarterly during the term hereof on the first day of the months of July, October, January and April until the principal amount of, and all accrued interest on, this Note have been paid in full.

             (b) Principal. Maker promises to pay no less than one half of the outstanding principal balance due under this Note on or before July 7, 2001, with the remainder of the outstanding principal balance due and payable (along with all accrued and unpaid interest due thereon) on July 7, 2002.

       2. Interest Computation. Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed (365 or 366/360, as the case may be).

       3. Late Charges. Maker shall pay to Payee a late charge for any payment of principal and/or interest received by Payee fifteen days after it is due hereunder in an amount equal to five percent (5.0%) of any overdue amount.

       4. Application of Payments. All payments shall be applied first to the payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorneys' fees, then to the payment in full of any late charges, then to the payment in full of accrued, unpaid interest and finally to the reduction of the unpaid principal balance of this Note.


       5. Security. This Note is secured, and payment hereof is assured, by that certain Pledge and Security Agreement dated of even date herewith, granted to Payee by Maker by which Maker has pledged as security for its obligations hereunder the Collateral secured thereby.

       6. Event of Default. It shall be considered an Event of Default hereunder upon:

             (a) the occurrence of an Event of Default under the Pledge and Security Agreement which shall continue uncured within the cure periods set forth therein, if any, or unwaived by Payee; or

             (b) the failure of Maker to pay any sums due and payable hereunder within ten (10) days after written demand therefor by Payee.

        7.    Rights and Remedies.

              (a) Upon the occurrence of an Event of Default hereunder, upon fifteen days written notice to Maker, all amounts owed hereunder shall become automatically due and payable.

              (b) Payee may exercise any of its rights and remedies set forth in the Pledge and Security Agreement, and all other documents and instruments executed pursuant to this Note and the Pledge and Security Agreement.

              (c) The remedies of Payee shall be cumulative and concurrent, and may be pursued singly, successively, or together, at its sole discretion, and may be exercised as often as the occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

       8. Limited Liability. The liability of Maker hereunder is limited strictly to the Collateral pledged to Payee under the Pledge and Security Agreement and shall not extend in any way to any other assets or property of Maker, its members or any officers, directors, agents, or trustees thereof.

       9. Waivers. Maker waives presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to this Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, or under the Pledge and Security Agreement, and all benefit that might accrue to Maker by virtue of any present or future laws exempting any property or any part of the proceeds arising from any sale of any such property, from attachment, levy, or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment.

      10.    Construction.  This  Note  shall  be  construed  and  enforced  in
accordance   with  the  domestic,   internal  law  of  the   Commonwealth   of
Massachusetts.

      11. Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      12. Successors, Heirs and Assigns. The provisions of this Note shall bind and inure to the benefit of Maker and Payee and their respective successors, heirs, personal representatives and permitted assigns.

      IN WITNESS WHEREOF, the Maker, intending to be legally bound hereby, has caused this Note to be duly executed by its authorized members this 7th day of July, 1998.


                                    SMK GROUP LLC

                                    By:   Its Members


                                          /s/ Lydia Katzoff
                                          Lydia Katzoff


                                          The Stuart Katzoff Trust


                                          By:   /s/ Gerald Katzoff
                                                Gerald Katzoff, Trustee